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[DECHERT LETTERHEAD]

                                                                 Exhibit (j) (1)



April 18, 2002


USLICO Series Fund
7337 E. Doubletree Ranch Road
Scottsdale, AZ  85258

Re:   USLICO Series Fund
      (File Nos. 33-20957 and 811-05451)

Dear Sirs:

We hereby consent to all references to our firm in Post-Effective Amendment No. 18 to the Registration Statement of USLICO Series Fund. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,

/s/ Dechert
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